Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				March 28, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                               Re: Jennison 20/20 Focus Fund
                                     File No. 811-08587


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Jennison 20/20 Focus Fund for the fiscal year ended January 31, 2005. The Form N-SAR was filed using the EDGAR system.



                                      Very truly yours,


                                     /s/ Deborah A. Docs
                                         Deborah A. Docs
                                     Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of March 2005.







Jennison 20/20 Focus Fund





Witness: /s/ Deborah A. Docs		By: /s/ Grace C. Torres
            Deborah A. Docs		  	Grace C. Torres
            Assistant Secretary	     	              Treasurer





























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